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                                                                    Exhibit 10.9

Consulting Agreement with Moore, Clayton & Co. dated July 1, 1999


                              CONSULTING AGREEMENT


        This Agreement is entered into as of July 1, 1999 (the "Effective Date") by and between SportsNuts.com International, Inc., a Delaware corporation, and Moore, Clayton & Co., a Nevada limited liability company ("Consultant"), collectively referred to hereinafter as the "Parties" and individually as a "Party."

                                    RECITALS

        WHEREAS, the Company is an Internet sports community seeking to provide the most comprehensive offering of sports, outdoors and fitness related products and services and information within a "club" environment (hereafter the "Business"); and

        WHEREAS, the Company desires to engage Consultant as an independent contractor to the Company performing consulting services as more particularly described herein (hereafter the "Services"), and Consultant is willing and able to provide the Services to the Company on the terms set forth in this Agreement;

        NOW, THEREFORE, in consideration of the representations and mutual covenants contained herein, the parties hereto agree as follows:

        1. Consulting Services

        Consultant shall perform the Services for the Company with due diligence and skill and in a prompt and professional manner. Consultant's duties shall include consulting and advisory services with respect to management, strategic partnerships, capital structure of the Company, capitalization and sources of capital, and general corporate advice. Consultant shall perform such duties subject to the general supervision and control of the Company's Board of Directors. Consultant agrees that during the consultancy period, it shall not carry on outside work of any nature (including, without limitation, charitable work, civic activities, consulting work, or directorships) that is reasonably determined by the Board of Directors to substantially interfere with Consultant's duties and responsibilities hereunder. Consultant will devote to the Company at least one (1) week per month on a full-time basis, and such additional time as is necessary for Consultant to effectively perform its duties hereunder.

        2. Consultancy Period

        Consultant's performance of the Services for the Company shall begin the Effective Date of this Agreement and shall continue at the discretion of either party, and until this Agreement is terminated pursuant to Section 6 below.



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        3. Compensation for Services

               a. In consideration of Consultant's performance of the Services, the Company shall pay Consultant $10,000 per month unless otherwise agreed by the parties hereto. The Company shall pay Consultant this amount on the last day of each calendar month, in arrears, subject to Consultant's delivery to the Company of an invoice for services rendered during the immediately preceding month.

               b. Grant of Option. Effective as of August 24, 1999 (the "Grant Date"), the Company hereby grants to Consultant an option ("Option") to acquire 986,250 shares of its common stock at an exercise price of $2.63 per share. The Option shall vest as of the Grant Date with respect to 493,125 shares. With respect to the remainder of the Option, the Option shall vest in two (2) successive annual installments of 246,562 and 246,563 shares, respectively, with the first installment vesting one (1) year from the Grant Date. Notwithstanding the foregoing, if Consultant's consultancy is terminated by the Company for Cause (as defined below), the Option shall immediately terminate with respect to all unvested shares of Common Stock subject to the Option, all as more particularly described in the Grant (as defined below). The Option or any portion thereof shall expire if not exercised within five (5) years from the date hereof. The Option shall be governed by and shall be subject to the provisions of the Company's 1999 Stock Option Plan (the "Plan"). As Consultant is not a full time employee of the Company, the Option will not be qualified under the Internal Revenue Code. The Company shall prepare and deliver to Consultant a separate grant of the Option (the "Grant") in accordance with the Plan in the form attached hereto as Exhibit "A." For purposes hereof, "Cause" shall mean (i) Consultant's material breach of any of the terms, covenants, representations, or warranties contained in this Agreement; (ii) the Consultant being guilty of willful misconduct on the Company's premises or elsewhere, whether during the performance of his duties or not, which materially and negatively affects the business or reputation of the Company; (iii) Consultant's being found guilty or entering a plea of guilty or nolo contendre in a criminal court of a felony; or (iv) Consultant's willful breach of duty or habitual neglect of duty, or refusal to comply with any reasonable or proper direction given by or on behalf of the Board of Directors.

        4. Bonus.

        The parties have agreed that Consultant will receive a bonus of five percent (5%) (the "Bonus"), upon a successful closing (i) of the net proceeds from an underwritten public offering of the Company's securities (with net proceeds to the Company of at least $10 Million), or (ii) of the total transaction value of a sale, merger, or other acquisition of the Company and/or all or substantially all of its stock or assets by an entity traded on a national securities exchange as defined pursuant to Section 6 of the Securities Exchange Act of 1934 (a "Transaction"). The Bonus will be paid to Consultant at a reasonable time following the closing of a Transaction. The obligation of the Company to pay the Bonus will terminate in the event that a Transaction has not closed on or before the date which is two years from the date first set forth above, or earlier, in the event that this Agreement is terminated pursuant to



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Section 6, below.


        5. Reimbursement for Expenses

        The Company shall promptly reimburse Consultant for all reasonable out-of-pocket business expenses incurred in fulfilling Consultant's duties hereunder, in accordance with the general policy of the Company in effect from time to time, provided that Consultant furnishes to the Company adequate records and other documentary evidence required by all federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such business expense as a deduction on the federal or state income tax returns of the Company.

        6. Termination

               a. Terminable at Will. Either the Company or Consultant may terminate this Agreement at anytime for any reason (or for no reason) by giving written notice to the other of such termination at least thirty (30) days in advance of the date of such termination.

               b. Effect of Termination. Upon termination of this Agreement, all obligations of the Company and all obligations of Consultant shall cease, except that Consultant shall continue to be obligated to the Company pursuant to Sections 12 through 14 below and the miscellaneous provisions of the Agreement contained in Sections 16 through 23 below shall continue in effect, as appropriate. All liability of either party for any breach of this Agreement shall also survive termination hereof. Upon any such termination, Consultant shall promptly return to the Company all Confidential Information (as defined in Section 13 below). Upon such termination, Consultant shall be entitled to compensation earned by him prior to the date of termination computed pro rata up to and including the date of termination, but shall not be entitled to any further compensation or reimbursement following such date.

        7. Relationship of Parties

        Consultant is an independent contractor and shall perform the Services in the manner and by the means determined in Consultant's sole discretion, subject at all times, however, to the general direction of the Company. Consultant is not an agent or employee of the Company and shall have no authority to bind the Company by contract or otherwise.

        8. Pre-existing Obligations

        Consultant represents and warrants to the Company that Consultant does not have any pre-existing obligations, contractual or otherwise, that are inconsistent with the provisions of this Agreement or that might prevent or impair Consultant's ability to perform the Services hereunder.



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        9. Licenses

        Consultant now possesses and shall maintain at all times during the term of this Agreement all such licenses, permits, or other governmental approvals as may be necessary for Consultant to perform the Services hereunder.

        10. Insurance

        During the term of this Agreement, Consultant shall maintain adequate insurance to protect himself from all claims under worker's compensation and state disability laws.

        11. Employment Taxes and Benefits

        Consultant shall report all compensation received by Consultant pursuant to this Agreement as self-employment income in his tax returns, and Consultant shall indemnify the Company and hold it harmless to the extent of any obligation imposed by law on the Company to pay any withholding taxes, social security, unemployment or disability insurance, or similar items in connection with any payments made to Consultant by the Company pursuant to this Agreement. Consultant shall not be entitled to participate in any plans, arrangements or distributions by the Company pertaining to any bonus, stock option, profit sharing, insurance, or similar benefits for employees of the Company, except as expressly provided for herein.

        12. Indemnification

        Each party shall indemnify the other party and hold him or it harmless from and against all claims, damages, losses, liabilities, costs and expenses, including without limitation reasonable attorneys' fees, caused by any act or omission or willful conduct of either party under this Agreement.

        13. Confidential Information

        Consultant acknowledges that during Consultant's consultancy with the Company, Consultant will develop, discover, have access to, and become acquainted with technical, financial, marketing, personnel, and other information relating to the present or contemplated products, services (including prices, costs, sales, or content), or the conduct of business of the Company or an affiliate thereof, computer programs, computer systems, operations, processes, knowledge of the organization or the industry, research and development operations, future business plans, customers (including identities of customers and prospective customers, identities of individual contracts at business entities which are customers or potential customers), business relationships, or other information, which is of a confidential and proprietary nature ("Confidential Information"). Consultant agrees that all files, data, records, reports, documents, and the like relating to such Confidential Information, whether prepared by him or otherwise coming into Consultant's possession, shall remain the exclusive property of the Company (or its affiliates as the case may be), and Consultant hereby agrees to promptly disclose such Confidential Information to the Company upon request and hereby



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assigns to the Company any rights which Consultant may acquire in any
Confidential Information. Consultant further agrees not to disclose or use any Confidential Information and to use Consultant's best efforts to prevent the disclosure or use of any Confidential Information either during the term hereof or at any time thereafter, except as may be necessary in the ordinary course of performing Consultant's duties under this Agreement. Upon termination of Consultant's consultancy with the Company for any reason, Consultant shall promptly deliver to the Company all materials, documents, data, equipment, and other physical property of any nature containing or pertaining to any Confidential Information, and Consultant shall not take from the Company's premises any such material or equipment or any reproduction thereof.

        14. Invention Assignment

               a. Disclosure of Inventions. Consultant hereby agrees that if he conceives, learns, makes, or first reduces to practice, either alone or jointly with others, any inventions, improvements, original works of authorship, formulas, processes, computer programs, sales or marketing techniques, know-how, or data (hereinafter referred to as "Inventions") relating to the business and/or technology of the Company while he is engaged by the Company, he will promptly disclose such Inventions to the Company or to any person designated by the Company.

               b. Ownership, Assignment, Assistance, and Power of Attorney. All Inventions relating to the Company's business, operations, or research and development which result from work performed by Consultant for the Company shall be the sole and exclusive property of the Company, and the Company shall have the right to use and to apply for patents, copyrights, or other statutory or common law protections for such Inventions in any country. Consultant hereby assigns to the Company any rights which Consultant has acquired or which Consultant may acquire in such Inventions. Furthermore, Consultant agrees to assist the Company in every proper way at the Company's expense to obtain patents, copyrights, and other statutory or common law protections for such Inventions in any country and to enforce such rights from time to time. Specifically, Consultant agrees to execute all documents as the Company may use in applying for and in obtaining or enforcing such patents, copyrights, and other statutory or common law protections, together with any assignments thereof to the Company or to any person designated by the Company. Consultant's obligations under this paragraph shall continue beyond the termination of his consultancy with the Company, but the Company shall compensate Consultant at a reasonable rate after such termination for the time which Consultant actually spends at the Company's request in rendering such assistance. In the event the Company is unable for any reason whatsoever to secure Consultant's signature to any lawful document required to apply for or to enforce any patent, copyright, or other statutory or common law protections for such Inventions, Consultant hereby irrevocably and severally designates and appoints the Company and its duly authorized officers and agents as Consultant's agents and attorneys-in-fact to act in Consultant's stead to execute such documents and to do such other lawful and necessary acts to further the issuance or prosecution of such patents, copyrights, and other statutory or common law protections, and Consultant hereby declares that such documents or such acts shall have the same legal force



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and effect as if such documents were executed by Consultant or such acts were done by Consultant.

               c. Exclusion of Prior Inventions. Consultant has identified on Exhibit B attached hereto a complete list of all Inventions which Consultant has conceived, learned, made or first reduced to practice, either alone or jointly with others, prior to Consultant's consultancy with the Company and which Consultant desires to exclude from the operation of this Agreement. If no Inventions are listed on this Exhibit B, Consultant represents that he has made no such Inventions at the time of signing this Agreement.

        15. Authorization

        The Company represents and warrants to Consultant that this Agreement has been duly authorized by its board of directors and that this Agreement constitutes a valid and binding obligation of the Company.

        16. Equitable Remedies

        Each of the parties acknowledges and agrees that the breach by the other party of certain provisions of this Agreement would cause irreparable harm to the non-breaching party for which money damages would be an inadequate remedy. Accordingly, as a material inducement to the other party to enter into this Agreement, each party hereby agrees that, upon a breach or threatened breach of such provisions, the non-breaching party shall be entitled to seek injunctive or other equitable relief in addition to any other remedy to which it may be entitled, including the recovery of money damages.

        17. Successors and Assigns

        The rights and liabilities of the parties hereto shall bind and inure to the benefit of their respective successors, heirs, executors, administrators, and assigns, as the case may be; provided, however, that this Agreement is for the personal services of Consultant and is not assignable or delegable in whole or in part by Consultant without the prior written consent of the Company.

        18. Waiver or Modification

        Any waiver, modification, or amendment of any provision of this Agreement shall be effective only if in writing in a document that specifically refers to this Agreement and is signed by the party against whom enforcement thereof is sought.

        19. Entire Agreement

        This Agreement constitutes the full and complete understanding and agreement of the parties hereto with respect to the subject matter covered herein and supersedes all prior oral or written understandings and agreements with respect thereto.




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        20. Severability

        The provisions of this Agreement are intended to be severable, and a finding that any provision hereof is invalid shall not affect the validity of the remaining provisions hereof.

        21. Notices

        Any notice required hereunder to be given by either party shall be in writing and shall be delivered personally, by overnight courier, by telefax, or sent by certified or registered mail, postage prepaid, return receipt requested, to the other party as set forth below. Notices delivered by telefax shall be deemed delivered on dispatch, notices sent by courier or delivered personally shall be deemed delivered upon receipt, and notices sent by certified or registered mail shall be deemed delivered on the date indicated on the return receipt. Notices shall be sent to the following addresses, until changed by notice as aforesaid:

           If to the Company:         Kenneth Denos
                                      Executive Vice President
                                      SportsNuts.com International, Inc.
                                      The Towers at South Towne II
                                      10421 South 400 West
                                      Suite 550
                                      Salt Lake City, UT  84095
                                      Telefax: 801-816-2594

           With a copy to:            Ronald Poelman, Esq.
                                      Jones, Waldo, Holbrook & McDonough
                                      170 South Main St.
                                      Suite 1500
                                      Salt Lake City, UT  84101
                                      Telefax: 801-328-0537


           If to the Consultant:      Anthony Moore
                                      23852 Pacific Coast Highway,
                                      PMB 792
                                      Malibu, CA  90265
                                      Telefax: (310) 317-4872

        22. Dispute Resolution. Except as set forth in Section 19, above, all disputes hereunder shall be resolved first, though mediation, and if unsuccessful, then though binding arbitration before a single arbitrator in accordance with the applicable rules of the American Arbitration Association then in effect. The venue for mediation and arbitration shall be Salt Lake City, UT. Judgment of the arbitrator may be entered in any court having jurisdiction over the non-prevailing party.



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        23. Governing Law

        This Agreement shall be governed and construed in accordance with the laws of the State of Utah, without giving effect to the conflict of laws provisions thereof.



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        IN WITNESS WHEREOF, Consultant has personally signed below and the
Company has caused this Agreement to be executed by its duly authorized representative.


SportsNuts.com International, Inc.      Consultant



By /s/ Kenneth Denos                    /s/ Anthony Moore
-----------------------------           ------------------------------
   Kenneth Denos, Executive             Anthony Moore
   Vice President



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                                    EXHIBIT A

                                  OPTION GRANT




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                                    EXHIBIT B

                             PRE-EXISTING INVENTIONS